Exhibit 5.1

                                  June 10, 2008

Colm King, President
Cavit Sciences, Inc.
1600 South Dixie highway, Suite 500
Boca Raton, Florida 33432

Re: Cavit Sciences, Inc. - Registration Statement on Form S-1

Dear Mr. King:

     We have acted as counsel to Cavit Sciences, Inc., a Florida corporation ("Company"), in connection with the filing of a Registration Statement on Form S-1, filed with the Securities and Exchange Commission on June 10, 2008 ("Registration Statement"), which relates to the registration of 5,813,334 shares of common stock, $.01 par value, of the Company consisting of 2,500,000 issued and outstanding shares (collectively the "Outstanding Shares") and 3,313,334 shares (collectively the "Warrant Shares") to be issued upon the exercise of 3,313,334 common stock purchase warrants of the Company (collectively the "Warrants")

     This letter is being furnished as your request and in accordance with the requirements of Item 601(b) (5) of Regulation S-K under the Securities Act of 1933, as amended ("Act").

     The opinions set forth in this letter are subject to the following qualifications:

     1. In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Articles of Incorporation, as amended, and By-Laws of the Company; (iii) such evidence of incumbency of directors and officers of the Company as we have deemed appropriate, (iv) such evidence of the corporate proceedings of the Company as we have deemed appropriate, (v) such certificates of officers of the Company as we have deemed appropriate, (vi) such certificates of public officials as we have deemed appropriate and (vii) such representations and warranties of the selling shareholders as we have deemed appropriate and
(viii) such agreements and instruments as we have deemed appropriate.

     2. We have assumed without inquiry or other investigation (a) the legal capacity of each natural person, (b) the genuineness of signatures, the authenticity of any document submitted to us as an original, the conformity to the original of any document submitted to us as a copy and the authenticity of the original of any document submitted to us as a copy and (c) the accuracy on the date of this letter, as well as on the date made, of each statement as to any factual matter made in any document submitted to us.

     3. We do not express any opinion concerning any law other than the Florida Business Corporation Act and reported judicial decisions addressing the Florida Business Corporation Act.

     4. Any opinion set forth in this letter (a) deals only with the specific legal issue or issues it explicitly addresses and (b) does not address any other matter (including, but not limited to, except as expressly set forth in such opinion, any matter concerning the contents of the Registration Statement).
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     5. This letter is given without regard to any change after the date of this letter with respect to any factual or legal matter, and we disclaim any obligation to notify you of any such change or any effect any such change on any opinion set forth in this letter.

     Subsequent to the qualifications set forth in this letter, it is our opinion that under the Florida Business Corporation Act, the Articles of Incorporation (as amended) and the By-Laws of the Company:

     1. The Outstanding Shares have been duly authorized and are legally issued, fully paid and nonassessable;

     2.   The Warrants have been duly authorized and are legally issued; and

     3. Assuming that (a) the Warrants are duly exercised in accordance with their terms and (b) the exercise price of the Warrants is duly paid in the manner contemplated by the Registration Statement and the Warrants, the Warrant Shares will be legally issued, fully paid and nonassessable.

     We consent to the use of this letter as an exhibit to the registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus that is a part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,


/s/ David E. Wise
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DAVID E. WISE, ATTORNEY AT LAW